                                                                    Exhibit 99.1

                      Form of Proxy for Special Meeting of
                 Shareholders of Michigan Financial Corporation

                         MICHIGAN FINANCIAL CORPORATION
                                 [LOGO OF MFC]

Dear Stockholder:

     On the reverse side of this card are instructions on how to vote your Michigan Financial Corporation shares by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient and efficient.

     Thank you for your attention to these matters.

MICHIGAN FINANCIAL CORPORATION


--------------------------------------------------------------------------------


[LOGO OF MFC]
Michigan Financial Corporation
101 West Washington Street
Marquette, Michigan 49855                                                  Proxy


This proxy is solicited by the Board of Directors for use at the Special Meeting on March 15, 2000.

The shares of stock held on record by you on February 5, 2000 will be voted as you specify on the reverse.

By signing the proxy, you revoke all prior proxies and appoint James F. Duranceau, Ronald P. Maki, and Linda Olgren, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.







                      See reverse for voting instructions.




                                           -------------------------------------
                                           COMPANY #
                                           CONTROL #
                                           -------------------------------------

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK ... EASY ... IMMEDIATE
o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
o    Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/mfcb/ -- QUICK ... EASY ... IMMEDIATE
o    Use the Internet to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Michigan Financial Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.





      If you vote by Phone or Internet, please do not mail your Proxy Card

                               Please detach here
--------------------------------------------------------------------------------



              The Board of Directors Recommends a Vote FOR Item 1.

1. To approve the Agreement and Plan of Reorganization, dated as of November 2, 1999 and as amended as of January 25, 2000 (as amended, the "Merger Agreement"), by and between Michigan Financial Corporation and Wells Fargo & Company, pursuant to which, among other things, a wholly-owned subsidiary of Wells Fargo & Company will merge with and into Michigan Financial Corporation (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement, a copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the Board of Directors and officers of Michigan Financial Corporation as may be necessary or appropriate to carry out the intent and purposes of the Merger.
                                   [_] For   [_] Against   [_] Abstain

2. The Proxies are also authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Address Change? Mark Box   [_]
Indicate changes below:                                     Date________________





                                           -------------------------------------



                                           -------------------------------------
                                           Signature(s) in Box

                                           Please sign exactly as your name(s)
                                           appear on Proxy. If held in joint
                                           tenancy, all persons must sign.
                                           Trustees, adminis-trators, etc.,
                                           should include title and authority.
                                           Corporations should provide full
                                           name or corporation and title of
                                           authorized officer signing the proxy.